UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2011 (March 9, 2011)

Penn Virginia GP Holdings, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Penn Virginia Resource Partners, L.P. (the “Partnership”), Penn Virginia Resource GP, LLC (the “Partnership GP”), Penn Virginia GP Holdings, L.P. (“Holdings”), PVG GP, LLC (“Holdings GP”) and PVR Radnor, LLC (“Merger Sub”), a wholly owned subsidiary of the Partnership, entered into an Agreement and Plan of Merger, dated as of September 21, 2010 (the “Merger Agreement”), pursuant to which Holdings and Holdings GP would be merged with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger”). Merger Sub would subsequently be merged with and into the Partnership GP, with the Partnership GP being the surviving entity (the “Second Merger”). On March 10, 2011, the transactions contemplated by the Merger Agreement closed and the Merger became effective, and the Second Merger closed and became effective. As a result of the effectiveness of both the Merger and the Second Merger, the separate existence of Holdings ceased, the separate existence of Holdings GP ceased and the separate existence of Merger Sub ceased, and the Partnership GP survived as a Delaware limited liability company and as a subsidiary of the Partnership.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the transactions contemplated by the Merger Agreement, trading of Holdings common units on the New York Stock Exchange was suspended effective before the open of the market on March 11, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the reconvened special meeting of Holdings’ unitholders (the “Holdings Special Meeting”) held on March 9, 2011, Holdings’ unitholders voted on a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. The vote tabulation is set forth below:

For	Against	Abstain	Broker Non-Votes

21,257,995	4,914,985	99,618	None

In connection with the Holdings Special Meeting, Holdings also solicited proxies with respect to any proposal that may be presented to adjourn the Holdings Special Meeting to a later date, if necessary, in the event that there were insufficient votes in favor of the preceding proposal. This proposal, which was unnecessary in light of the Holdings’ unitholders’ approval and adoption of the Merger Agreement and the transactions contemplated thereby, was not submitted to the Holdings’ unitholders at the Holdings Special Meeting.

Item 7.01	Regulation FD Disclosure.

On March 9, 2011, Holdings and the Partnership issued a press release announcing the results of the Holdings Special Meeting. On March 11, 2011, Holdings and the Partnership issued a press release announcing the completion of the Merger. A copy of each of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

Effective as of the effective time of the Merger on March 10, 2011, Robert J. Hall, John C. van Roden, Jr., and Jonathan B. Weller each became members of the board of directors of the Partnership GP in connection with the transactions contemplated by the Merger Agreement. Holdings has been advised by the Partnership that William H. Shea, Jr. will continue to be a member of the board of directors of the Partnership GP after the effective time of the Merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P., issued March 9, 2011.

99.2	Press release of Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P., issued March 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA GP HOLDINGS, L.P.

By:	PVG GP, LLC its General Partner

By:	/s/ BRUCE D. DAVIS, JR.
Bruce D. Davis, Jr.
Executive Vice President and General Counsel

Dated: March 11, 2011

EXHIBIT INDEX

99.1	Press release of Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P. issued March 9, 2011.

99.2	Press release of Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P. issued March 11, 2011.

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